                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) relating to Global Vacation Group, Inc. (formerly Allied Bus Corp.) included in or made a part of this registration statement.




                                                        /s/ARTHUR ANDERSEN LLP

                                                        ARTHUR ANDERSEN LLP

Washington, D.C.
  July 28, 1998